UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2018
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SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2018, Sabre Corporation (“Sabre”) announced that Richard A. Simonson intends to retire from his position as Executive Vice President and Chief Financial Officer of Sabre by the end of 2018. After his successor is appointed, Mr. Simonson will remain with Sabre as Senior Advisor of Sabre until June 30, 2019. A copy of the press release regarding this announcement is included as Exhibit 99.1 to this Current Report on Form 8-K.

To provide for an orderly transition of Mr. Simonson’s duties and responsibilities, Mr. Simonson and Sabre have entered into an amendment to his employment agreement, dated January 11, 2018 (the “Amendment”), which will be effective as of the date designated by Sabre’s Chief Executive Officer (which is currently contemplated to be the date his successor commences employment as Chief Financial Officer) (the “Amendment Effective Date”). Pursuant to the Amendment, effective on the Amendment Effective Date, Mr. Simonson will serve as Senior Advisor of Sabre. The Amendment provides that the term of Mr. Simonson’s employment will end on June 30, 2019, unless Sabre and Mr. Simonson mutually agree to extend the term for one-month periods, and that the termination of Mr. Simonson’s employment will be deemed to be a voluntary termination of his employment. Beginning on the Amendment Effective Date, Mr. Simonson will be entitled to receive a base salary of $10,000 per month (less applicable withholdings and deductions). Mr. Simonson will be entitled to receive his annual incentive with respect to fiscal year 2017 and a prorated annual incentive with respect to fiscal year 2018, reflecting the period he serves as Chief Financial Officer. His outstanding equity grants will continue to vest in accordance with their terms, but beginning on the Amendment Effective Date, he will not be entitled to receive any additional annual incentive or any additional equity grants, unless otherwise determined by the Compensation Committee of the Board of Directors in its sole discretion. The Amendment further provides that Mr. Simonson waives the right to terminate his employment for “Good Reason” under his employment agreement or the Executive Severance Plan as a result of the change in his responsibilities or compensation related to his moving to the Senior Advisor position. This description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, by and between Sabre Corporation and Richard A. Simonson, dated January 11, 2018.
99.1	Press Release dated January 11, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: January 11, 2018	By:	/s/ Rachel A. Gonzalez
	Name:	Rachel A. Gonzalez
	Title:	Executive Vice President and Chief Administrative Officer